                                  SCHEDULE 14A

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant /X/

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                   THE AES CORPORATION
-----------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the
                              Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                Common Stock, par value $0.01 per share
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                Not Applicable
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                Not Applicable
                ----------------------------------------------------------
           (5)  Total fee paid:
                None
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous
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           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

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                                     [LOGO]

                              The AES Corporation
                             1001 North 19th Street
                           Arlington, Virginia 22209

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 19, 2001

March 22, 2001

    The Annual Meeting of Stockholders of The AES Corporation (the "Company") will be held on Thursday, April 19, 2001, at 9:30 a.m. in the Company's corporate offices at 1001 North 19th Street, Arlington, Virginia. Doors to the meeting will open at 8:30 a.m.

    The meeting will be conducted:

    - To elect a board of ten directors;

    - To consider and vote on a proposal to approve The AES Corporation 2001 Stock Option Plan (approved by the Board of Directors, described in the following Proxy Statement);

    - To consider and vote on a proposal to approve The AES Corporation 2001 Stock Option Plan for Outside Directors (approved by the Board of Directors, described in the following Proxy Statement);

    - To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on March 2, 2001 will be entitled to notice of and to vote at this meeting.

                                          [LOGO]
                                          William R. Luraschi
                                          Vice President and Secretary

    EACH STOCKHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY. A PREPAID ENVELOPE IS ENCLOSED FOR RETURNING PROXIES. YOU MAY ALSO VOTE BY USING THE TELEPHONE OR INTERNET. (SEE DIRECTIONS ON PROXY CARD.)

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--------------------------------------------------------------------------------

PROXY STATEMENT

March 22, 2001

The accompanying proxy is solicited by the Board of Directors of The AES Corporation (the "Company" or "AES") for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, April 19, 2001 at 9:30 a.m. at the Company's corporate offices at 1001 North 19th Street, Arlington, Virginia 22209, or at any adjournment of such meeting. This Proxy Statement and accompanying proxy are first being sent or given to stockholders on or about March 22, 2001.

If the proxy is properly executed, the shares it represents will be voted at the meeting in accordance with the instructions noted thereon. If no instructions are specified, the shares will be voted for the election of directors and in accordance with the Board of Directors' recommendations as set forth herein. Any stockholder executing a proxy has the power to revoke it at any time before it is voted by filing with the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting of Stockholders and voting in person. Proxies marked as abstentions, or to withhold a vote from a nominee as a director in the case of the election of directors, will have the effect of a negative vote. Broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise his discretionary authority with respect thereto) will be considered as present at the meeting but not entitled to vote with respect to the particular matter and will therefore have no effect.

The only securities of the Company entitled to be voted are shares of Common Stock, and only holders of record of Common Stock at the close of business on March 2, 2001 are entitled to notice of and to vote at the meeting. Holders of Common Stock are entitled to one vote per share. There were 490,226,393 shares of Common Stock outstanding at the close of business on March 2, 2001. The Company's Annual Report for the fiscal year ended December 31, 2000 is being delivered concurrently with this Proxy Statement.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors is comprised of ten members. Only two Directors are also employees of the Company. In 2000, the Board of Directors met 11 times, including 7 telephonic meetings; Mr. Hemphill attended 71% of these meetings. Directors are elected to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Directors shall be elected by a majority of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders, at which a quorum is present.

ROGER W. SANT co-founded AES with Dennis Bakke in 1981. He has been Chairman of the Board and a director of AES since its inception and he held the office of President through 1986 and Chief Executive Officer through December 31, 1993. He currently is Chairman of the Board of The Summit Foundation, a Trustee of the World Wide Fund for Nature, and serves on the Board of Directors of Marriott International, Inc., Resources for the Future, and the National Symphony Orchestra. He was Assistant Administrator for Energy Conservation and the Environment of the Federal Energy Administration ("FEA") from 1974 to 1976 and the Director of the Energy Productivity Center, an energy research organization affiliated with The Mellon Institute at Carnegie-Mellon University, from 1977 to 1981.

DENNIS W. BAKKE co-founded AES with Roger Sant in 1981 and has been a director of AES since 1986. He has been President of AES since 1987 and Chief Executive Officer since January 1, 1994. From 1987 to 1993, he served as Chief Operating Officer of AES; from 1982 to 1986, he served as Executive Vice President of AES; and from 1985 to 1986, he also served as Treasurer of AES. He served with Mr. Sant as Deputy Assistant Administrator of the FEA from 1974 to 1976 and as Deputy Director of the Energy Productivity Center from 1978 to 1981. He is a trustee of the Rivendell School and a member of the Board of Directors of MacroSonix Corporation.

ALICE F. EMERSON has been a director of AES since 1993. She is a Senior Advisor at The Andrew W. Mellon Foundation, was President of Wheaton College in Massachusetts from 1975 to 1991, and prior to that served as Dean of Students at the University of Pennsylvania. She is a member of the Boards of Directors of the World Resources Institute, the FleetBoston Financial Corporation, Eastman Kodak Company, Salzburg Seminar, and the MGH Institute of Health Professions.

ROBERT F. HEMPHILL, JR. has been a director of AES since June 1996. He served as Executive Vice President of AES from 1982 to June 1996. He currently is the Managing Director of Toucan Capital Corporation (an international venture capital firm). He also serves on the Boards of the National Museum of American History, the Selecterra Corporation, and is a member of the Advisory Board of Venture House, an internet investment company, and Optiglobe, a data center company.

FRANK JUNGERS was an advisor to the Board of AES from 1982 to 1983 and has been a director of AES since 1983. He has been consultant to various companies since prior to 1994. Mr. Jungers is the retired Chairman of the Board and Chief Executive Officer of the Arabian American Oil Company. He currently serves on the Boards of Directors of Thermo Electron Corporation, Esco Corporation, and Statia Terminals. He is also Chairman of the Advisory Board of Common Sense Partners, L.P. He is also Trustee of the Board of Trustees, The American University in Cairo and serves as a Trustee to the High Desert Museum, and Oregon Health Sciences University Foundation.

PHILIP LADER is being nominated for election to the Board of Directors. Mr. Lader is the former U.S. Ambassador to the United Kingdom of Great Britain and Northern Ireland (1997 to January 2001), and served in several senior White House and Cabinet-level posts. Prior to entering government service, Ambassador Lader was President of Sea Pines Company, Executive Vice President of the late Sir James Goldsmith's U.S. holding company and president of universities in South Carolina and Australia. Founder of Renaissance Weekends, Ambassador Lader currently serves as Chairman of WPP plc, the world's largest advertising and communications services company and a senior advisor to Morgan Stanley International.

During 2000, Morgan Stanley Dean Witter, parent of Morgan Stanley International, the investment banking firm in which Mr. Lader is a Senior Advisor, acted as underwriter and co-managing underwriter for the following financial offerings of the Company during 2000: a

May 11, 2000 offering of 24,725,000 shares of Common Stock, par value $0.01 per share, a May 11, 2000 offering of AES Trust VII Convertible Preferred Securities, a September 7, 2000 offering of 9.375% Senior Notes due 2010, and a November 27, 2000 offering of 10,000,000 shares of Common Stock, par value $0.01 per share.

JOHN H. MCARTHUR has been a director of AES since January 1997. He is the retired Dean of the Harvard Business School, and has been a private business consultant and active investor in various companies since prior to 1994. He serves as Senior Advisor to the President of the World Bank Group. He is also a member of the Boards of Directors of Ardais Corporation, BCE Inc., BCE
Emergis Inc., Cabot Corporation, HCA Healthcare Corporation, Glaxo Smith Kline, Rohm & Haas Corporation, Springs Industries, Inc., and KOC Holdings, A.S. He also serves in various capacities with non-profit health, government, and education organizations in America, Canada, Europe, and Asia.

HAZEL R. O'LEARY has been a director of AES since April 1997. Mrs. O'Leary previously served on AES's Board of Directors from September 1988 to June 1989. Mrs. O'Leary was the seventh Secretary of the United States Department of Energy from 1993 to 1997. She is consultant and attorney to a diverse group of domestic and international energy and sustainable development firms. Prior to serving as U.S. Secretary of Energy, she served as president of the natural gas subsidiary of Northern States Power Company, and before that as Executive Vice President of Northern States Power Company. She also serves on the Board of the Kaiser Group International and UAL Corporation, the parent company of United Airlines. In addition, Mrs. O'Leary serves on the non-profit Boards of Morehouse College, the Andrew Young Center of International Development, the World Wildlife Fund, and the Keystone Center.

THOMAS I. UNTERBERG has been a director of AES since 1984 and from 1982 to 1983. He has been a Managing Director of C.E. Unterberg, Towbin (an investment banking firm) since 1989, having been a Managing Director of Shearson Lehman
Brothers Inc., from 1987 through 1988. He currently serves on the Boards of Directors of Electronics for Imaging, Inc., Systems and Computer Technology Corporation, ECCS, Inc., Centrax Corporation, Inc., and Club One, LLC.

During 2000, Unterberg Harris, an affiliate of C.E. Unterberg, Towbin, the investment banking firm in which Mr. Unterberg is a Managing Director, acted as a co-managing underwriter for a financial offering of the Company which included the May 11, 2000 offering of 24,725,000 million shares of Common Stock, par value $0.01 per share.

ROBERT H. WATERMAN, JR. was an advisor to the Board of AES from 1983 to 1985 and has been a director of AES since 1985. He is the founder and Chief Executive of The Waterman Group, Inc. a firm that supports his research, writing, venture management, and non-profit consulting activities. He is a co-author of IN SEARCH OF EXCELLENCE, and the author of several other books on management including:
THE RENEWAL FACTOR, ADHOCRACY--THE POWER TO CHANGE and WHAT AMERICA DOES RIGHT (FRONTIERS OF EXCELLENCE in Europe). Currently he is Chairman of the Board of eProNet, Inc. and serves on the board of the Restless Leg Syndrome Foundation. He also serves on the Boards of the World Wildlife Fund and the Center for Excellence in Non-Profits.

--------------------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth, as of February 2, 2001, the beneficial ownership of the Company's Common Stock by (a) each director and named executive officer,
(b) all directors and executive officers as a group and (c) all persons who own more than five percent (5%) of the Company's Common Stock. Unless otherwise indicated, each of the persons and group listed below has sole voting and dispositive power with respect to the shares shown.

                                                                                       SHARES OF
                                                                                      COMMON STOCK
                                                           POSITION HELD              BENEFICIALLY        % OF CLASS
               NAME                    AGE               WITH THE COMPANY             OWNED (1)(2)          (1)(2)
               ----                    ---               ----------------             ------------        ----------
SHARES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS
  Roger W. Sant....................    69       Chairman of the Board and Director     37,791,367(3)         7.71
  Dennis W. Bakke #................    55       President, Chief Executive Officer     34,686,478(4)         7.08
                                                and
                                                Director
  Alice F. Emerson +@..............    69       Director                                   97,693               *
  Robert F. Hemphill, Jr. %+.......    57       Director                                3,022,250(5)            *
  Frank Jungers +@.................    74       Director                                1,029,880(6)            *
  John H. McArthur %+..............    67       Director                                   21,595               *
  Hazel R. O'Leary +%..............    63       Director                                   34,896               *
  Thomas I. Unterberg %+...........    70       Director                                2,134,973(7)            *
  Robert H. Waterman, Jr. +@#......    64       Director                                1,140,082(8)            *
  Barry J. Sharp...................    41       Executive Vice President and CFO          776,490(9)            *
  Paul T. Hanrahan.................    43       Executive Vice President                  568,887(10)           *
  Thomas A. Tribone................    48       Executive Vice President                  981,672               *
  Sarah A. Slusser.................    38       Vice President                            240,784               *
  All directors and executive
    officers as a group (31
    persons).......................                                                    96,451,339(11)       19.69

SHARES BENEFICIALLY OWNED BY
  OTHERS:
  FMR Corporation..................  Address: 82 Devonshire Street                     28,009,365(12)        5.74
                                     Boston, MA 02109

------------------

%  Member of the Financial Audit Committee.

+  Member of the Environmental, Safety and Social Responsibility Committee.

@  Member of the Compensation Committee.

#  Member of the Nominating Committee.

* Shares held represent less than 1% of the total number of outstanding shares of Common Stock of the Company.

(1) Shares beneficially owned and deemed to be outstanding include Common Stock of the Company issued or issuable, on or before April 2, 2001, (a) upon exercise of outstanding options, (b) upon exercise of warrants, (c) under the Deferred Compensation Plan for Executive Officers, (d) under the Deferred Compensation Plan for Directors, (e) under The AES Corporation Profit Sharing and Stock Ownership Plan and the Employee Stock Ownership Plan, and (f) under the Supplemental Retirement Plan.

(2) Includes (a) the following shares issuable upon exercise of options: Mr. Sant - 1,101,614 shares; Mr. Bakke - 1,555,838 shares; Mr. Sharp - 402,774 shares; Mr. Hanrahan - 516,891 shares; Mr. Tribone - 412,521 shares; Ms. Slusser - 187,788 shares; Dr. Emerson - 65,351 shares; Mr.
    Hemphill - 1,954 shares; Mr. Jungers - 53,619 shares; Dr.
    McArthur - 15,899 shares; Ms. O'Leary - 28,899 shares; Mr.
    Unterberg - 53,619 shares; Mr. Waterman - 53,619 shares; all directors and executive officers as a group - 7,462,070 shares; (b) the following units issuable under the Deferred Compensation Plan for Executive Officers: Mr. Sant - 59,286 shares; all executive officers as a group - 59,286 shares; (c) the following units issuable under the Deferred Compensation Plan for
    Directors: Dr. Emerson - 14,373; Mr. Jungers - 163,689; Dr.
    McArthur - 5,696; Ms. O'Leary - 5,297; Mr. Unterberg - 237,226; Mr.
    Waterman - 236,618; all directors as a group 662,449; (d) the following shares held in The AES Corporation Profit Sharing and Stock Ownership Plan and the Employee Stock Ownership Plan: Mr. Sant - 585,649 shares; Mr.
    Bakke - 561,294 shares; Mr. Hemphill - 396,988 shares; Mr. Sharp - 92,642 shares; Mr. Hanrahan - 24,590 shares; Mr. Tribone - 114,876 shares; Ms. Slusser - 40,148 shares; all directors and executive officers as a group - 2,978,592 shares; and (e) the following units issuable under the Supplemental Retirement Plan: Mr. Sant - 8,684; Mr. Bakke - 12,912; Mr. Hemphill - 2,596; Mr. Sharp - 2,994; Mr. Hanrahan - 9,530; Mr.
    Tribone - 3,577; Ms. Slusser - 838; all directors and executive officers as a group - 61,805 units.

(3) Includes 27,837,324 shares held jointly by Mr. Sant and his wife. Also includes 244,764 shares held by his wife, 259,484 shares held in an IRA for the benefit of Mrs. Sant, 399,740 shares in an IRA for the benefit of Mr. Sant, and 1,621,356 shares in trust for Mr. Sant. In addition, includes 4,398,192 shares held by The Summit Foundation, of which Mr. Sant disclaims beneficial ownership. Mr. and Mrs. Sant can be reached c/o The AES Corporation, 1001 N. 19th Street, Arlington, Virginia 22209.

(4) Includes 17,001,862 shares held jointly by Mr. Bakke and his wife, 126,912 shares held by his children, and 1,754,282 shares held by his wife, and 112,932 shares held by the Mustard Seed Foundation, of which Mr. Bakke disclaims beneficial ownership. Mr. and Mrs. Bakke can be reached c/o The AES Corporation, 1001 N. 19th Street, Arlington, Virginia 22209.

(5) Includes 21,304 shares held in an IRA for the benefit of Mr. Hemphill.

(6) Includes 106,206 shares held by Mr. Jungers's wife.

(7) Includes 15,304 shares held by Mr. Unterberg's wife, of which Mr. Unterberg disclaims beneficial ownership.

(8) Includes 9,480 and 184 shares, held in IRAs for Mr. Waterman and his wife, respectively, and 840,617 shares held in a family trust.

(9) Includes 278,080 shares held jointly with his wife.

(10) Includes 110 shares held by his wife.

(11) Includes 5,705,057 shares held jointly by another executive officer and his wife, and 476,804 shares held in trust for his children, and 1,154,400 shares held in a family trust. Includes 1,828,990 shares held jointly by another senior officer and his wife. Includes 20,800 shares held jointly by another officer and his wife. Includes 8,000 shares held jointly by another officer and his wife, and 7,952 and 5,024 shares held in IRAs for their benefit. Includes 6,760 shares held jointly by another executive officer and her husband, and 488 shares held in trust for their children. Includes 12,670 shares held in trusts for his children by another executive officer.

(12) Of this aggregate number, FMR Corporation reported on SEC Schedule-13G filed with the Securities Exchange Commission dated February 13, 2001, that it had (a) sole voting power in 3,606,128 shares, (b) shared voting power on no shares, (c) sole dispositive power on 28,099,365 shares and (d) shared dispositive power on no shares.

COMPENSATION OF DIRECTORS

Directors who are also officers of AES are not paid any fees or additional compensation for service as members of AES's Board of Directors or any committee thereof. Each director who is not employed by AES received $30,000 as annual cash compensation for service on the Board of Directors for 2000, and $1,000 for each board meeting attended in person and $500 for each meeting in which he or she participated by telephone conference. The directors may elect to defer this compensation pursuant to the Deferred Compensation Plan for Directors in the form of stock units. All directors are reimbursed for travel and other related expenses incurred in attending Board and committee meetings. Beginning in 2001, fees for each Board meeting attended in person has been increased to $2,000 per meeting, and the fee for each telephone conference has been increased to $750. In addition, each Director shall be paid $2,000 per day for each day of the Company's quarterly business meetings he/she attends. Directors who are not employed by AES are not eligible to participate in AES's employee benefit plans but participate in The AES Corporation Stock Option Plan for Outside Directors that was adopted in 1992. Under the terms of the plan, the Company issues options to purchase shares of the Company's Common Stock at a price equal to the quoted market price on the date the option is granted. Directors eligible to participate in the plan receive options annually to purchase Common Stock valued on the grant date at $40,000. These options become eligible for exercise in installments of 50% at the end of each of the first two years. For 2001, upon approval of The AES Corporation 2001 Stock Option Plan for Outside Directors by stockholders, the Board will have an additional payment alternative. Directors may elect to take their annual cash compensation consisting of the $30,000 annual fee, the $40,000 annual stock option grant, plus four regular meeting fees aggregating $8,000 in the form of a stock option award. For each Director so electing, they will receive stock options equal to 1.15 times the cash value, and such stock option grants shall vest within one year of grant.

COMMITTEES OF THE BOARD

The Board has four standing committees: the Financial Audit Committee, the Environmental, Safety and Social Responsibility Committee, the Nominating Committee, and the Compensation Committee.

The Financial Audit Committee (the "Audit Committee") recommends which firm will be appointed by the Board of Directors as independent auditor to examine AES's financial statements and to perform services related to the audit.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for the review and oversight of the Company's performance with respect to its financial responsibilities and the integrity of the Company's accounting and reporting practices. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent auditors. The Audit Committee is composed of four non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each Audit Committee member is independent as defined by NYSE listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement.

The Company, not the Audit Committee nor the independent auditor, is responsible for the preparation of its financial statements and its operating results and for the appropriate safekeeping of the Company's assets. The independent auditor's responsibility is to attest to the fair presentation of the financial statements. The independent auditor is accountable to the Board and the Audit Committee, and the Board and Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The role of the Audit Committee is to be satisfied that both the Company and the independent auditor discharge their respective responsibilities effectively. However, no member of the Audit Committee is professionally engaged in the practice of accounting or auditing and is not expert in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

The Audit Committee held six meetings during fiscal 2000. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, the Company, and the Company's independent auditors, Deloitte & Touche LLP. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits, and met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2000 with management and Deloitte & Touche.

The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the Audit Committee their independence from the Company. When considering Deloitte & Touche's independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Deloitte & Touche for audit and non-audit services. (Please see Principal Accounting Firm Fees chart located in the section of the Proxy marked, "General".)

Based on its review and these meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K. The Audit Committee also recommended the selection of the Company's independent auditors, and, based on such recommendation, the Board has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended December 31, 2001.

John H. McArthur, Chairman
Robert F. Hemphill, Jr.
Thomas I. Unterberg
Hazel R. O'Leary

The Environmental, Safety and Social Responsibility Committee monitors the environmental and safety compliance, respectively, of the Company and its subsidiaries and reviews and approves the scope of the Company's internal environmental and safety compliance audit programs to consider the adequacy and appropriateness of the programs being planned and performed, as well as periodically reviews the Company's commitment to, and implementation of, its principle to act in a socially responsible way. The Environmental, Safety and Social Responsibility Committee met once in 2000.

The Nominating Committee provides recommendations for potential nomination for election of new members of the Board of Directors. The Nominating Committee considers potential nominations provided by stockholders and submits suggested nominations, when appropriate, to the Board of Directors for approval. The Nominating Committee met once in 2000. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Company's Board of Directors can do so by writing to the Secretary of the Company at 1001 North 19th Street, Arlington, Virginia 22209, giving each such person's name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the person recommended of his or her consent to be named as a nominee and, if nominated and elected, to serve as a director. The Company's By-Laws also contain a procedure for stockholder nomination of directors. (See "Submission of Stockholder Proposals and Nominations" below.)

The Compensation Committee establishes rates of salary, bonuses, profit sharing contributions, grants of stock options, retirement and other compensation for all directors and officers of AES and for such other people as the Board may designate. All of the members of this committee are "disinterested persons" under the provisions of Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee's primary responsibility is to formulate and maintain the compensation program of the Company in order to develop, retain (and attract, when necessary) people important to the Company's performance. This committee specifically acts to evaluate the performance and set the total compensation for the executive officers of the Company, including the CEO, in accordance with the guidelines discussed below. This committee has delegated to the CEO the power to set compensation for the non-executive officers. The Compensation Committee met one time in 2000.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

The Compensation Committee's (the "Committee") guidelines for compensation of executive officers are designed to provide fair and competitive levels of total compensation while integrating pay with performance. Executive officers, including the CEO, are evaluated annually on the basis of both individual responsibilities and contributions, as well as Company-wide results in two related areas: (i) corporate culture (or principles) and (ii) business or functional area performance.

There are three elements in the Company's executive officer compensation, which is consistent with how most people who work for the Company are compensated. These elements are base salary, annual incentive compensation, and stock option program. Beginning in 1999, Mr. Bakke's compensation was granted exclusively in stock options. See below for a more complete description. Certain executive officers may be compensated similarly in the future.

Base salary is adjusted annually by the Committee to account for general economic and cost of living changes. Adjustments are also made periodically to recognize significant new or additional responsibilities of individual executive officers. The Committee's guidelines are to provide base salary compensation generally consistent with its interpretation of industry averages for individuals with similar responsibility levels.

Annual incentive compensation is based upon both objective and subjective measures in the areas of corporate culture and business or functional area performance, and generally takes the form of bonuses payable after year-end. With respect to corporate culture, the Company's shared principles of fairness, integrity, fun and social responsibility are integral to its operations and serve as its founding principles. These principles apply equally to the internal activities of the Company as well as its external relationships. Each executive officer's individual contribution to demonstrating and nurturing these shared values is reviewed and considered as a factor in determining annual incentive compensation. Evaluations by the Committee in this area are inherently subjective.

The second area considered in the determination of annual compensation is the individual executive officer's performance with respect to his or her related business responsibilities and/or functional area. Although all aspects of an individual's responsibilities are considered in determining annual compensation, several quantitative measures of annual performance are considered significant, including operating margin improvements, operating reliability, earnings per share contributions, environmental performance, and plant and Company-wide safety. The qualitative factors considered significant include business and project development progress, effective strategic planning and implementation, Company-wide support, understanding of and adherence to the Company's values, and community relations and people development.

Important strategic successes or failures can take several years to translate into objectively measurable results. The Committee does not compute annual incentive compensation using a mathematical formula of pre-determined performance goals and objective criteria. As a result, the Committee's ultimate determination of the amount, if any, of annual incentive compensation is made at the end of each year based on a subjective evaluation of several quantitative and qualitative factors, with primary emphasis given this year to those factors listed in the preceding paragraph. There are no targeted, minimum or maximum levels of annual incentive compensation, and such compensation does not necessarily bear any consistent relationship to salary amounts or total compensation.

The Company's stock option program is used to reward people for the corporate responsibilities they undertake, their performance of those duties and to help them to think and act like owners. All executive officers and approximately 75% of the total people in the Company located in the United States (approximately 4% of AES people worldwide) participate in this program. Historically, because of differing legal environments in many countries, options had been primarily granted to U.S. people. However, the Company has taken steps to incorporate those people who reside outside of the United States into this program by qualifying its stock option plan in each country where AES people currently reside or work, and the Company expects the total participation to increase in the future. Stock options are usually granted annually at the market price of the Common Stock on the date of grant and provide vesting periods to reward people for continued service to the Company. The Committee's determination of the number of options to be granted to executive officers is based upon the same factors as such officer's annual incentive compensation discussed above with additional consideration given to the number of options previously granted.

Since 1994, the Company has participated in an annual survey conducted by an outside consulting firm that encompasses over 400 public companies. Based in part on the survey results, the Committee established guidelines for suggested ranges of option grants to executive officers as well as the rest of the people in the Company. Based on the survey, the Committee established guideline ranges for eligible participants between the 50th and 90th percentile of similar companies. As with annual incentive compensation, the determination of an individual's grant is subjective and although the Committee has established suggested guidelines, the grants are not formula based.

Total compensation is reviewed to determine whether amounts are competitive with other companies whose operations are similar in type, size and complexity with those of the Company, as well as a broad range of similarly sized companies. Comparisons are made with published amounts, where available, and, from time to time, the Company also participates in various industry-sponsored compensation surveys in addition to the public-company survey described above. The Committee also has, in the past, engaged an independent compensation consultant to specifically review the level and appropriateness of executive officer compensation. Other than as described above, the Company uses the results of surveys, when available, for informational purposes only and does not target individual elements of or total compensation to any specific range of survey results (i.e., high, low or median) other than the Committee's suggested guidelines for stock option grants as discussed in the previous paragraph. Because each individual's compensation is determined, in part, by experience and performance, actual compensation generally varies from industry averages.

Executive officers also participate in the Company's profit sharing plan (or deferred compensation plan for executive officers) on the same terms as all other people in the Company, subject to any legal limitations on amounts that may be contributed or benefits that may be payable under the plan. Matching contributions and annual profit sharing contributions are made with the Common Stock of the Company to further encourage long-term performance. In addition, certain individuals of the Company participate in the Company's supplemental retirement plan, which provides supplemental retirement benefits to "highly compensated employees" (as defined in the Internal Revenue Code) of any amount which would be contributed on such individual's behalf under the profit sharing plan (or the deferred compensation plan for executive officers) but is not so contributed because of the limitations contained in the Internal Revenue Code.

In most cases, the Committee has taken steps to qualify income paid to any officer as a deductible business expense pursuant to regulations issued by the Internal Revenue Service pursuant to Section 162(m) of the Internal Revenue Code with respect to qualifying compensation paid to executive officers in excess of $1 million. Compensation earned pursuant to the exercise of options granted under the Company's former stock option plan (which was discontinued in 1991) is not considered for purposes of the $1 million aggregate limit, and exercises under the 1991 Plan are similarly excluded. The Committee will continue to consider the implications to the Company of qualifying all compensation as a deductible expense under Section 162 (m), but retains the discretion to pay bonuses commensurate with an executive officer's contributions to the success of the Company, irrespective of whether such amounts are entirely deductible.

MR. BAKKE'S 2000 COMPENSATION

Mr. Bakke's compensation for 2000 was reviewed and approved by the Committee utilizing the guidelines discussed above. Specifically, the following primarily positive factors considered were:

- Strong adherence, understanding, and awareness by the people in the Company to its shared principles of integrity, fairness, social responsibility and fun, as indicated by the Company's internal values survey, with particular emphasis made on excellent progress made at the Company's foreign subsidiaries.

- Significant development of new project and business opportunities, including among others:

    - The acquisition of a majority interest in C.A. La Eletricidad de Caracas and Corporacion EDC, C.A.;

    - The consolidation of AES's interest in Light-Servicos de Eletricidad S.A. and Metropolitana Eletricidad de Sao Paulo S.A.;

    - The agreement to acquire IPALCO Enterprises Inc.;

    - The acquisition of a 49% interest held by TransCanada Pipelines Ltd in the Songo Songo Gas-to-Electricity Project in Tanzania;

    - The acquisition of Reliant Energy International's interest in El Salvador Energy Holdings, S.A., which owns three distribution companies in El Salvador;

    - The acquisition of a 98% stake in the 1,000 MW hydroelectric facility of Hidroelectrica Alicura S.A. in Argentina;

    - The commencement of construction of a $340 million electric power plant and liquefied natural gas importing facility located in the Dominican Republic;

    - The acquisition of Redibol, a competitive access provider based in La Paz, Bolivia;

    - The completion of a tender offer to acquire a majority interest in Gener S.A.;

    - The acquisition of KMR Power Corporation in Colombia including two natural gas fired power plants having a total capacity of approximately 414MW;

    - Award of electricity and desalination project in the Sultanate of Oman;

    - Numerous project financing and refinancings totaling over $7 billion.

- Successful corporate issuance of approximately $1,440 million of common equity, $460 million term convertible preferred securities, $1,150 million aggregate principal amount of senior notes, and $1,450 million of bank facilities.

- An increase in the price of the Company's common stock of 48% in 2000.

- An exceptional year in plant reliability and availability.

- Continued excellent environmental performance below permitted levels (on average).

- An increase in total net megawatts in operation, construction, or under advanced or pending acquisition development from approximately 44,000 to 64,000.

The following primarily negative factors considered were:

- While the Company's overall safety record continued to improve in 2000, several very serious injuries occurred, including eight that resulted in loss of life.

The Committee decided that, beginning in 1999, Mr. Bakke would no longer receive cash as part of his overall compensation. Mr. Bakke is compensated solely by the grant of stock options (in lieu of a cash salary and cash bonus). The Committee believes that this method of compensation will align Mr. Bakke's compensation more closely with the financial interests of the Company's other stockholders.

Mr. Bakke's total 2000 compensation (including the estimated fair value of options granted using the Black-Scholes formula) increased 49% over his 1999 compensation.

    Frank Jungers, Chairman

    Alice F. Emerson

    Robert H. Waterman, Jr.

--------------------------------------------------------------------------------

COMPENSATION OF EXECUTIVE OFFICERS

    The following table discloses compensation received by the five most highly compensated executive officers for the three years ended December 31, 2000, adjusted through February 2, 2001.

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                            LONG TERM COMPENSATION
                              ----------------------------------------------------   --------------------------------------
                                                                                       SECURITIES
                                                                    OTHER ANNUAL       UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY ($)   BONUS ($)   COMPENSATION ($)   OPTIONS (#) (1)   COMPENSATION ($) (2)
---------------------------   --------   ----------   ---------   ----------------   ---------------   --------------------
DENNIS W. BAKKE                 2000             0           0         12,133            200,000                   0
Chief Executive                 1999             0           0         18,161             98,947                   0
Officer and President           1998       500,000           0         11,924            160,000              56,000

BARRY J. SHARP                  2000       250,000     300,000            240             50,000              34,750
Executive VP and                1999       240,000     350,000            324             18,948              30,800
Chief Financial Officer         1998       225,000     500,000            264             16,667              28,500

PAUL T. HANRAHAN                2000       225,000     300,000            438             48,571              32,125
Executive Vice President        1999       220,000     225,000          2,157             28,888              18,900
                                1998       210,000     300,000          1,620             19,790              23,000

THOMAS A. TRIBONE               2000       260,000     250,000            360             28,571              35,800
Executive Vice President        1999       250,000     250,000            528              9,895              31,750
                                1998       235,000     425,000            696             20,000              29,500

SARAH A. SLUSSER                2000       200,000     275,000            216             41,429              29,500
Vice President                  1999       185,000     300,000            240             24,632              17,575
                                1998       165,000     300,000            264             24,444              15,735

------------------------------

(1) The number of options shown as compensation as of December 31, 2000 were for services rendered for 2000. Those stock options were awarded by the Compensation Committee of the Board in January 2001.

(2) This column constitutes Company contributions to The AES Corporation Profit Sharing and Stock Ownership Plan and the Employee Stock Ownership Plan of the Company, and allocations to the Company's Supplemental Retirement Plan. Specifically for 2000, (a) amounts contributed to The AES Profit Sharing and Stock Ownership Plan and Employee Stock Ownership Plan: Mr. Bakke - $0;
    Mr. Sharp - $19,500; Mr. Hanrahan - $20,000; Mr. Tribone - $19,500;
    Ms. Slusser - $19,500 and (b) amounts allocated to the Supplemental Retirement Plan: Mr. Bakke - $0; Mr. Sharp - $15,250;
    Mr. Hanrahan - $12,125; Mr. Tribone - $16,300; Ms. Slusser - $10,000.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on options granted for 2000 to the named executive officers.

                                                     % OF TOTAL
                                  NUMBER OF           OPTIONS
                                  SECURITIES          GRANTED
                                  UNDERLYING           TO ALL           EXERCISE
                                   OPTIONS           AES PEOPLE         OR BASE                             GRANT DATE
                                   GRANTED           FOR FISCAL          PRICE           EXPIRATION         FAIR VALUE
NAME                                (#)(1)              YEAR             ($/SH)             DATE              ($)(2)
----                              ----------         ----------         --------         ----------         ----------
DENNIS W. BAKKE                    200,000              4.80%            55.61            01/31/11          7,000,000
Chief Executive
Officer and President

BARRY J. SHARP                      50,000              1.20%            55.61            01/31/11          1,750,000
Executive Vice President,
Chief Financial Officer

PAUL T. HANRAHAN                    48,571              1.17%            55.61            01/31/11          1,700,000
Executive Vice President

THOMAS A. TRIBONE                   28,571              0.69%            55.61            01/31/11          1,000,000
Executive Vice President

SARAH A. SLUSSER                    41,429              0.99%            55.61            01/31/11          1,450,000
Vice President

------------------

(1) All options are for shares of Common Stock of the Company. Options granted for services performed in 2000 were granted at the quoted market price of the Company's Common Stock on the date of grant, and vest at the rate of 50% per year through January 2003.

(2) The Black-Scholes stock option pricing model was used to value the stock options on the grant date (January 31, 2001). The Company's assumptions under this model include an expected volatility of 47.05%, a 5.26% risk free rate of return, no dividends, and a vesting adjustment of 4.5%. The options have 10 year terms and vest at 50% per year. No adjustments were made for non-transferability or risk of forfeiture.

    The use of such amounts and assumptions are not intended to forecast any possible future appreciation of the Company's stock price or dividend policy.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION
  VALUE

    The following table provides information on option exercises in 2000 by the named executive officers and the value of such officers' unexercised options at December 31, 2000.

                                                                          NUMBER OF          DOLLAR
                                                                         SECURITIES         VALUE OF
                                                                         UNDERLYING        UNEXERCISED
                                                                         UNEXERCISED      IN-THE-MONEY
                                              NUMBER OF      DOLLAR      OPTIONS AT        OPTIONS AT
                                               SHARES        VALUE      DEC. 31, 2000     DEC. 31, 2000
                                             ACQUIRED ON    REALIZED    EXERCISABLE/      EXERCISABLE/
NAME                                          EXERCISE        (1)       UNEXERCISABLE   UNEXERCISABLE (2)
----                                         -----------   ----------   -------------   -----------------
DENNIS W. BAKKE                                376,984     12,820,283     1,296,890/       60,242,694/
Chief Executive Officer and President                                        357,896         9,891,898

BARRY J. SHARP                                 175,820      7,552,536       367,159/       17,699,506/
Executive Vice President,                                                     54,563         1,359,811
Chief Financial Officer

PAUL T. HANRAHAN                                58,408      2,298,576       492,552/       21,898,603/
Executive Vice President                                                      34,234           929,680

THOMAS A. TRIBONE                              154,500      9,725,698       382,626/       18,323,999/
Executive Vice President                                                      39,790         1,142,197

SARAH A. SLUSSER                                 9,272        499,613       163,250/        7,357,324/
Vice President                                                                36,854           936,977

------------------

(1) The amounts in this column have been calculated based upon the difference between the quoted market price of the securities underlying each stock option on the date of exercise and its exercise price.

(2) The amounts in this column have been calculated based on the difference between the quoted market price of the Company's Common Stock on December 31, 2000 of $55.3750 per share for each security underlying such stock option and the per share exercise price.

                     MEASUREMENT PERIOD                                          THE AES
                   (FISCAL YEAR COVERED)                                     CORPORATION       S&P 500           PEER GROUP*
1995........................................................            100.00               100.00            100.00
1996........................................................            194.76               122.96            140.52
1997........................................................            390.55               163.98            187.21
1998........................................................            396.85               210.84            194.56
1999........................................................            626.15               255.21            147.62
2000........................................................            927.71               231.98            107.44

                  THE AES CORPORATION STOCK PRICE PERFORMANCE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      DOLLARS
                     1995    1996    1997    1998    1999    2000
The AES Corporation   100  194.76  390.55  396.85  626.15  927.71
S&P 500               100  122.96  163.98  210.84  255.21  231.98
Peer Group            100  140.52  187.21  194.56  147.62  107.44

PEER GROUP INDEX*

The 2000 Peer Group consists of the following publicly traded companies in the global power generation industry: Edison International, CMS Energy Corporation, and International Power, PLC. Last year, the Company's Peer Group included Mid-American Energy Company, Inc. ("MAEC"). Since February 2000, MAEC ceased trading as a public company, and could no longer be included in AES' Peer Group index.

The 2000 Peer Group Index reflects the weighted average total return for the entire Peer Group calculated for the period in which the Company's equity securities were registered with the Securities and Exchange Commission pursuant to the Exchange Act, from a base of 100. In compliance with Securities and Exchange Commission regulations, the returns of each company in the 2000 Peer Group Index have been weighted according to their market capitalization as of the beginning of the period.

The Report of the Compensation Committee on Executive Compensation and The AES Corporation Stock Price Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act.
------------------------

*   Excludes The AES Corporation

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on the Company's review of reports filed under Section 16(a) of the Securities Exchange Act of 1934 and certain representations, the Company believes that in 2000 there were no reports that were not reported on a timely basis and no known failure to file a required form except that Mr. Jungers did not timely report on Form 4 the selling of certain voting rights of AES shares held indirectly, Mr. Armstrong did not timely report the selling of 420 shares on Form 4, Mr. Levesley did not timely report the exercise and sale of 4,000 shares on Form 4, Mr. Ryan did not timely report the sale of 51,668 shares on Form 4, Mr. Sant did not timely report on Form 4 the sale of 35,000 shares in his charitable foundation, and Mr. Unterberg did not timely report on Form 4 the sale of 4,000 shares owned by his spouse.

PROPOSAL 2
APPROVAL AND ADOPTION OF 2001 EMPLOYEE STOCK OPTION PLAN

The Board of Directors has adopted The AES Corporation 2001 Stock Option Plan (the "2001 Option Plan") and recommends it for stockholder approval at the forthcoming Annual Meeting. The Board of Directors believes that the 2001 Option Plan will encourage and promote the growth and prosperity of AES by allowing employees of AES and its affiliates to continue to share in the stock ownership of AES. The AES Corporation Incentive Stock Option Plan, AES's previous stock option plan, expires pursuant to its terms on June 1, 2001 with respect to future grant of options.

There follows a brief description of the principal features of the 2001 Option Plan.

SHARES AVAILABLE FOR FUTURE GRANTS. The total number of shares of Common Stock for which options can be granted pursuant to the 2001 Option Plan is 15,000,000 shares, subject to adjustment for any merger or other corporation transaction or event as described below under "RECAPITALIZATION". Subject to such adjustment, no participant may receive options in any calendar year that relate to more than 1 million shares of Common Stock. Shares underlying substitute options, as described below under "ELIGIBILITY", will not be counted against shares available for future grants of options under the 2001 Option Plan.

AES will reserve, either from authorized but unissued Common Stock or from Common Stock reacquired by AES and held in its treasury, the full number of shares of Common Stock necessary to satisfy all options that may be granted under the 2001 Option Plan.

ADMINISTRATION. The Compensation Committee (the "Committee") of the Board of Directors has been designated to administer the 2001 Option Plan.

Subject to the provisions of the 2001 Option Plan and any restrictions that the Board of Directors may make, the Committee will have authority to prescribe, amend and rescind rules and regulations relating to the 2001 Option Plan, to construe all plan provisions and to determine any and all questions arising under the 2001 Option Plan. The Committee will determine the manner, timing and amount of any options granted pursuant to the 2001 Option Plan. The determination of the Committee will be binding and conclusive on all persons.

The Committee may delegate its power under the 2001 Option Plan to each of the Chairman of the Board of Directors and the President of the Company, with respect to options that may be granted to employees who are not officers or directors or beneficial owners of more than 10% of the Common Stock, subject to the requirements of the General Corporation Law of the State of Delaware.

ELIGIBILITY. Any person who is a common law employee of AES or an affiliate will be eligible to participate in the 2001 Option Plan. Holders of options granted by a company acquired by AES or with which AES combines may be granted substitute options to purchase Common Stock under the 2001 Option Plan. Currently, approximately 44,000 employees are eligible for options under the 2001 Option Plan.

OPTIONS GENERALLY. Options granted under the 2001 Option Plan may either be nonqualified stock options or incentive stock options qualifying under Section 422 of the Internal Revenue Code. The options that participants will be granted under the 2001 Option Plan are not yet determinable, as these options will be granted at the determination of the Committee.

Each option will be in writing, and such writing will specify the number of shares of Common Stock which may be purchased pursuant to the option, the purchase price, the period during which the option may be exercised and other conditions, if any, under which the option has been granted. Unless the Committee determines otherwise, such writing will also provide for any vesting of the option. Unless specifically provided to the contrary in such a writing, upon a "change of control" of AES, all options will become fully vested and exercisable. The 2001 Option Plan defines "change of control" to include (i) any person or group acquiring 30% or more of the Company's voting stock, (ii) replacement of more than half of the current directors of the Company, except by individuals whose appointment or nomination for election was approved by the current board (including such additionally approved individuals) and (iii) stockholder approval of a merger of the Company, except for any merger that would result in the voting securities of the Company continuing to represent more than 51% of the successor entity.

RECAPITALIZATION. In the event of any merger, consolidation, split-up, spin-off, combination or exchange of shares, or other recapitalization or change in capitalization or other similar corporate transaction or event that affects AES's Common Stock or other securities of AES and the Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2001 Option Plan, the Committee will, as it deems equitable adjust any or all of:

- the number of shares of Common Stock (or number and kind of other securities or property) which may be made the subject of options, including the aggregate and individual limits described above under "SHARES AVAILABLE FOR FUTURE GRANTS",

- the number of shares of Common Stock (or number and kind of other securities or property) subject to outstanding options, and

- the grant, purchase or exercise price with respect to any option.

In the alternative, if deemed appropriate, the Committee will make provision for a cash payment to an optionee.

In the event of any stock split, reverse stock split, stock dividend or other subdivision or combination of the Common Stock or other securities of the Company, the items above will be adjusted automatically.

TRANSFERABILITY. No option granted under the 2001 Option Plan will be sold, transferred or otherwise disposed of by any optionee or by any other person having any rights to the option, other than by will or by the laws of descent and distribution.

NONEXCLUSIVITY. Nothing contained in the 2001 Option Plan will preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and any such arrangements may be generally applicable, or applicable only in specific cases.

TERMINATION; AMENDMENT. The 2001 Option Plan will terminate no later than January 1, 2011. Notwithstanding this, AES reserves the right to change, amend, modify or terminate the 2001 Option Plan (or any portion of the 2001 Option
Plan) at any time; provided, however, that AES will not amend the 2001 Option Plan to increase the aggregate shares available for future grants, other than as provided for above in "RECAPITALIZATION", without also seeking stockholder approval. However, stockholder approval must be obtained if such approval is necessary to qualify for or comply with any tax or regulatory status or requirement for which or with which the Board of Directors deems it necessary or desirable to qualify or comply. The Committee may amend the 2001 Option Plan in such manner as may be necessary so as to have the plan conform to local rules and regulations in any jurisdiction outside the United States.

In addition, subject to the terms of the 2001 Option Plan and applicable law, the Committee may waive any conditions or rights under or change, amend, modify or terminate any option, prospectively or retroactively.

U.S. FEDERAL INCOME TAX CONSEQUENCES. The following summarizes the tax consequences of option grants under the 2001 Option Plan under U.S. federal income tax laws as currently in effect. The recipient of an option will recognize no income, for U.S. federal income tax purposes, upon the grant of an option under the 2001 Option Plan. If the option is a nonqualified option, then the optionee will recognize, upon exercise of the option, ordinary income in an amount equal to the excess of the fair market value, at exercise, of the Common Stock acquired over the exercise price of such option. The Company will be entitled to a tax deduction for the same amount.

If the option is an incentive stock option, then the recipient will recognize no income upon exercise (except for purposes of alternative minimum tax). If the Common Stock acquired upon exercise is held for at least one year from the date of exercise and two years from the date of grant of the option, then any gain realized by the optionee upon sale will be taxed at long-term capital gains rates. The Company will not be entitled to any deduction in that event. If the shares are not held for the requisite period, then the option will be treated as if it had been a nonqualified option: the employee will recognize, in the year of sale, ordinary income equal to the excess of fair market value of the shares on the date of exercise over the exercise price, the Company will get a corresponding deduction and any additional gain will be taxed as capital gain, long-term or short-term depending on the holding period.

The Board of Directors recommends that the stockholders approve the 2001 Option Plan and intends to introduce at the forthcoming Annual

Meeting the following resolution (designated herein as Proposal 2):

    "RESOLVED, that The AES Corporation 2001 Stock Option Plan be hereby approved and adopted, effective in accordance with the provisions thereunder."

Stockholder approval of the 2001 Option Plan is not required under Delaware law or under the charter and bylaws of the Company but is being sought in order to qualify for certain regulatory and tax benefits under New York Stock Exchange rules and Sections 162(m) and 422 of the Internal Revenue Code.

If stockholders do not approve the 2001 Option Plan, no grants under the 2001 Option Plan will be made to any executive officers.

The affirmative vote of holders representing a majority of the outstanding shares of Common Stock present or represented at the forthcoming Annual Meeting is necessary for the adoption of Proposal 2.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE AES CORPORATION 2001 STOCK OPTION PLAN.

PROPOSAL 3
APPROVAL AND ADOPTION OF 2001 PLAN FOR OUTSIDE DIRECTORS

The Board of Directors has adopted The AES Corporation 2001 Plan for Outside Directors (the "2001 Director Plan"), subject to stockholder approval at the forthcoming Annual Meeting. The Board of Directors believes that the 2001 Director Plan will encourage and promote the growth and prosperity of AES by helping to attract, retain and reward outside directors of AES with equitable and competitive compensation opportunities and by sharing in the stock ownership of AES.

There follows a brief description of the principal features of the 2001 Director Plan.

SHARES AVAILABLE FOR FUTURE GRANTS. The total number of shares of Common Stock for which options can be granted pursuant to the 2001 Director Plan is 750,000 shares, subject to adjustment for any merger or other corporation transaction or event as described below under "RECAPITALIZATION".

AES will reserve, either from authorized but unissued Common Stock or from Common Stock reacquired by AES and held in its treasury, the full number of shares of Common Stock necessary to satisfy all options that may be granted under the 2001 Director Plan.

ADMINISTRATION. The Board of Directors will administer the 2001 Director Plan. Subject to the provisions of the 2001 Director Plan and such restrictions, if any, as the Board of Directors may make, the Board of Directors will have authority to modify, prescribe, amend and rescind rules and regulations relating to the 2001 Director Plan, to construe all plan provisions and to determine any and all questions arising under the 2001 Director Plan. The determination of the Board of Directors will be binding and conclusive on all persons.

ELIGIBILITY. Any director of AES who is not an employee of AES or any of its affiliates will be eligible to participate in the 2001 Director Plan. Currently, seven directors are eligible for awards under the 2001 Director Plan.

AWARDS. Options may be granted under the 2001 Director Plan in accordance with the policies established by the Board of Directors from time to time. Currently, AES's policies provide that each outside director of the Company receive:

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- an initial option as of the date of his or her initial election or appointment to the Board of Directors, the grant date value of which is discretionary and determined by the Board of Directors at the time of such election or appointment ("Initial Options"), and

- an annual option with a grant date value of $40,000 ("Annual Options").

Each option will be in writing, and such writing will specify the number of shares of Common Stock that may be purchased pursuant to the option and any conditions under which the option has been granted. In addition, each option will be subject to the following terms and conditions:

- The exercise price per share of Common Stock that may be purchased pursuant to an option will equal 100% of the quoted market price of the Common Stock on the date of grant of the option.

- Each option will expire 10 years after the date of grant of the option, or such earlier date as it may no longer be exercised and cannot, by its terms, become exercisable.

- Unless otherwise determined by the Board of Directors, the Initial Options shall vest and become exercisable at the rate of 20% per year (upon the anniversary date of the grant).

- Unless otherwise determined by the Board of Directors, Annual Options will fully vest upon the completion of the outside director's one-year term.

- Notwithstanding the foregoing, upon a "change in control" ("change of control" is defined in the same way as in the 2001 Option Plan), all options will become fully vested and exercisable.

In addition, each outside director may elect to forgo his or her cash compensation and be granted an alternative option ("Alternative Option"). The estimated fair value (used for determining the grant) of an Alternative Option may be greater than the sum of the fees and the estimated fair value of the Annual Options. Each outside Director who has elected to receive such an Alternative Option will be granted an Alternative Option to purchase the number of whole shares of Common Stock which will have an estimated fair value equal to the product of (i) the sum of his or her annual fees, the fees for the four quarterly meetings and the Annual Option estimated fair value, multiplied by
(ii) 1.15. For example, it was decided for 2001 that each outside director will receive $30,000 in annual fees, an Annual Option grant with an estimated fair value of $40,000, and four regular meeting fees equal to $8,000 for a total of $78,000. If a director elects the alternative option, such director would receive an Alternative Option equal to $89,700 ($78,000 X 1.15 = $89,700).

Each Alternative Option will be in writing, and such writing will specify the number of shares of Common Stock that may be purchased pursuant to the Alternative Option and any conditions under which it has been granted. In addition, each Alternative Option will be subject to the following terms and conditions:

- Unless otherwise determined by the Board of Directors, the exercise price per share of Common Stock that may be purchased pursuant to an Alternative Option will equal 100% of the fair market value of the Common Stock on its date of grant.

- Each Alternative Option will expire 10 years after its date of grant, or such earlier date as

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  it may no longer be exercised and cannot, by its terms, become exercisable.

- Unless otherwise determined by the Board of Directors, Alternative Options will fully vest upon the completion of the outside director's one-year term.

- Notwithstanding the foregoing, upon a "change in control", all Alternative Options will become fully vested and exercisable.

The number of shares which may be purchased pursuant to an Initial Option, an Annual Option or an Alternative Option will be determined by the Board of Directors by applying the "option valuation methodology". The 2001 Director Plan defines "option valuation methodology" as the method specified by the Board of Directors from time to time for determining the number of shares of Common Stock to be subject to an option and, if applicable, the exercise price thereof. The "option valuation methodology" may be the Black-Scholes option valuation methodology or such other methodology as may be deemed reasonable by the Board of Directors.

RECAPITALIZATION. In the event of any merger, consolidation, split-up, spin-off, combination or exchange of shares, or other recapitalization or change in capitalization or other similar corporate transaction or event that affects AES's Common Stock or other securities of AES and the Board of Directors determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2001 Director Plan, the Board of Directors will, as it deems equitable adjust any or all of:

- the number of shares of Common Stock (or number and kind of other securities or property) which may be made the subject of options, including the aggregate limits described above under "SHARES AVAILABLE FOR FUTURE GRANTS",

- the number of shares of Common Stock (or number and kind of other securities or property) subject to outstanding options, and

- the grant, purchase or exercise price with respect to any option.

In the alternative, if deemed appropriate, the Board of Directors will make provision for a cash payment to an optionee.

In the event of any stock split, reverse stock split, stock dividend or other subdivision or combination of the Common Stock or other securities of the Company, the items above will be adjusted automatically.

TRANSFERABILITY. No option granted under the 2001 Director Plan will be sold, transferred or otherwise disposed of by any optionee or by any other person having any rights to the option, other than by will or by the laws of descent and distribution.

NONEXCLUSIVITY. Nothing contained in the 2001 Director Plan will preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and any such arrangements may be generally applicable, or applicable only in specific cases.

TERMINATION; AMENDMENT. The 2001 Director Plan will terminate no later than January 1, 2011. Notwithstanding this, AES reserves the right to change, amend, modify or terminate the 2001 Director Plan (or any portion of the 2001 Director
Plan), including without limitation the amount of Initial, Annual or Alternative Options to be granted to an outside director under the 2001 Director Plan at any time; PROVIDED

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HOWEVER, that AES will not amend the 2001 Director Plan to increase the aggregate shares available for future grants, other than as provided for above in "RECAPITALIZATION", without also seeking stockholder approval.

In addition, subject to the terms of the 2001 Director Plan and applicable law, the Board of Directors may waive any conditions or rights under or change, amend, modify or terminate any option, prospectively or retroactively.

U.S. FEDERAL INCOME TAX CONSEQUENCES. All options granted under the 2001 Director Plan are nonqualified options. The tax consequences of such options are described above under the description of Proposal 2, "U.S. FEDERAL INCOME TAX CONSEQUENCES".

The Board of Directors recommends that the stockholders approve the 2001 Director Plan and intends to introduce at the forthcoming Annual Meeting the following resolution (designated herein as Proposal 3):

    "RESOLVED, that The AES Corporation 2001 Plan for Outside Directors be hereby approved and adopted, effective in accordance with the provisions thereunder."

Stockholder approval of the 2001 Director Plan is not required under Delaware law or under the charter and bylaws of the Company, but is being sought in order to qualify for certain regulatory benefits under New York Stock Exchange rules. If stockholders do not approve the 2001 Director Plan, it will not be adopted.

The affirmative vote of holders representing a majority of the outstanding shares of Common Stock present or represented at the forthcoming Annual Meeting is necessary for the adoption of Proposal 3.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE AES CORPORATION 2001 PLAN FOR OUTSIDE DIRECTORS.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

Any stockholder entitled to vote in the election of directors and who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the Year 2002 Annual Meeting. Any such proposal should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid to the Secretary, The AES Corporation, 1001 North 19th Street, Arlington, Virginia 22209 and must be received no later than November 22, 2001 in compliance with new regulations promulgated by the Commission. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairperson of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedure.

AES's By-Laws contain a procedure for stockholder nomination of directors. The By-Laws provide that any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders meeting only if written notice is given to the Secretary of AES of the intent to make such nomination. The

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notice must be given, with respect to an annual meeting, not later than 90 days in advance of such annual meeting and with respect to a special meeting, not later than the close of business on the seventh day following the earlier of (a) the date on which notice of such special meeting is first given to stockholders and (b) the date on which a public announcement of such meeting is first made. Each notice must include (i) the name and address of each stockholder who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (ii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming them) pursuant to which the nomination is to be made by the stockholder; (iii) such other information regarding each nominee proposed by such stockholder as would have been included in a proxy statement filed pursuant to Rule 14a-8 under the Exchange Act; and (iv) the consent of each nominee to serve if elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with this procedure. The procedure for stockholder nomination of directors described above may have the effect of precluding a nomination for election of directors at a particular meeting if the required procedure is not followed.

GENERAL

Deloitte & Touche LLP has been engaged as the Company's independent auditors for 2001. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions.

On November 15, 2000, the Securities and Exchange Commission adopted new auditor independence rules, including new requirements for disclosing audit and non-audit fees in proxy statements. The following chart outlines fees billed during the year ended December 31, 2000 by Deloitte and Touche LLP:

PRINCIPAL ACCOUNTING FIRM FEES

Aggregate fees billed to the Company during 2000 for the fiscal year ending December 31, 2000 by the Company's principal accounting firm, Deloitte & Touche
LLP:

Audit Fees                        $4,861,897(a)

Financial Information Systems     $  155,020(c)
  Design and Implementation Fees

All Other Fees                    $7,464,526(b)(c)

(a) Includes statutory audit fees related to the Company's wholly-owned foreign subsidiaries; fees related to stand alone audits of U.S. subsidiaries for debt covenant purposes;

(b) Includes fees for tax consulting, permitted internal audit outsourcing, and other non-audit services.

(c) The Audit Committee of The AES Corporation has considered whether the provision of these services is compatible with maintaining Deloitte and Touche LLP's independence, and concluded that these services are compatible.

SOLICITATION OF PROXIES

Proxies will be solicited by mail, telephone, or other means of communication. The Company has retained the services of First Chicago Trust Company of New York and Corporate Investor Communications, Inc. to assist in the solicitation of proxies from stockholders for a fee, including its expenses, estimated at $6,000. In addition, solicitation can be made by directors, officers, and regular employees of the Company. The

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Company will reimburse brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the National Association of Securities
Dealers, Inc., for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitation will be borne by the Company.

FORM 10-K ANNUAL REPORT

ANY STOCKHOLDER WHO DESIRES A COPY OF THE COMPANY'S 2000 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY OBTAIN A COPY (EXCLUDING EXHIBITS) WITHOUT CHARGE BY ADDRESSING A REQUEST TO THE SECRETARY, THE AES CORPORATION, 1001 NORTH 19TH STREET, ARLINGTON, VIRGINIA 22209. EXHIBITS ALSO MAY BE REQUESTED, BUT A CHARGE EQUAL TO THE REPRODUCTION COST THEREOF WILL BE MADE. STOCKHOLDERS MAY ALSO VISIT THE COMPANY'S WEB SITE AT HTTP://WWW.AESC.COM

By Order of the Board Of Directors,

[LOGO]
William R. Luraschi
Vice President and Secretary

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Attachment I

                              THE AES CORPORATION
                    CHARTER OF THE FINANCIAL AUDIT COMMITTEE

MEMBERSHIP

    The Financial Audit Committee ("Committee") shall be appointed by the Board of Directors (the "Board") and be comprised entirely of outside Directors of the Board who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be independent and, in the opinion of the Board, free of any relationship that would interfere with their exercise of independent judgment. The Committee shall review and assess the adequacy of this charter annually, and shall make such changes necessary to comply with the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and any other appropriate regulatory body.

STATEMENT OF PURPOSE

    The Committee's purpose is the review and oversight of the Company's performance with respect to its financial responsibilities and the integrity of the Company's accounting and reporting practices, focusing particularly in areas that require exercise of judgment. The Committee shall assure the Board that to the best of its knowledge, financial matters of the Company are being dealt with consistent with the mission of the Company and its shared principles of Fun, Fairness, Social Responsibility and Integrity.

    The Company--not the Committee or the independent auditor--is responsible for the financial statements and its operating results and for the appropriate safekeeping of the Company's assets. The independent auditor's responsibility is to attest to the fair presentation of the financial statements. The independent auditor shall be accountable to the Board and the Committee, and the Board and the Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor.

    The role of the Committee is to be satisfied that both the Company and the independent auditor discharge their respective responsibilities effectively.

RESPONSIBILITIES

    In carrying out its duties, the Committee shall review the Company's annual audited financial statements prior to filing or distribution, and discuss with the independent auditor, the Company's financial officers and other appropriate members of the Company their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and the clarity of financial disclosure practices used or proposed to be adopted by the Company. The Committee shall also solicit the independent auditor's views as to the degree of aggressiveness or conservatism of the Company's choices of accounting principles, including whether these principles are common or minority practices. In addition, the Committee shall discuss with the independent auditors any information required to be communicated by the independent auditors in accordance with AICPA SAS 71.

    The Committee shall advise the Company in general on its financial reporting process, the external audit process, risk analysis and AES's internal review process. The Committee shall report to the Board such matters that come to its attention, including conflicts of interest, the use of Company funds for any unauthorized or illegal payments, and any other questionable business practices.

    The Committee shall cause the Board to be informed, on a timely basis, of significant developments in accounting principles affecting the Company as well as relevant rulings by the Securities and Exchange Commission and other regulatory bodies. In performing such responsibility it shall rely on the support of the Company, the independent auditors, legal counsel of the Company and the people responsible for the financial reporting of the Company.

    The Committee shall cause the independent auditors to provide a formal written statement delineating all relationships between the Company and the internal auditors, and shall discuss those relationships with the independent auditors. The Committee will recommend to the Board any appropriate action necessary to satisfy itself of the independence of the internal auditors.

TERMS OF APPOINTMENT

    Committee membership shall begin on the first day of an eligible Board member's day of appointment to the Committee by the Board. Membership shall end on the last day of such Board member's term.

REPORTING AND MEETING

    The Committee will report to the full Board at least once annually. The Committee shall meet at least (2) times a year to fulfill its obligations, or more frequently as circumstances dictate.

DECISION-MAKING

    The Committee shall be responsible for reviewing and recommending matters related to its duties to the Board, including the selection of the independent auditor. Final decision-making on all matters shall be vested in the entire Board.

                                     [LOGO]

                                     PROXY
                              The AES Corporation

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE AES CORPORATION FOR ANNUAL MEETING ON APRIL 19, 2001.

         THE UNDERSIGNED hereby appoints Roger W. Sant or Dennis W. Bakke, or either of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of The AES Corporation ("AES") to be held at 9:30 a.m. EST on Thursday, April 19, 2001 at 1001 N. 19th St., Arlington, VA 22209, or at any adjournment thereof, and to vote at such meeting the shares of common stock of AES the undersigned held of record on the books of AES on the record date for the meeting for the election for the nominees listed below, on Proposals 1, 2, and 3 referred to on the reverse side and described in the Proxy Statement, and on any other business before the meeting, with all powers the undersigned would possess if personally present.
                                                    (change of address/comments)
    ELECTION OF DIRECTORS, NOMINEES:

Roger W. Sant              Dennis W. Bakke            __________________________
Alice F. Emerson           John H. McArthur           __________________________
Robert F. Hemphill, Jr.    Hazel R. O'Leary           __________________________
Francis Jungers            Thomas I. Unterberg.       __________________________
Philip Lader               Robert H. Waterman, Jr.    (If you have written in
                                                      the above space, please
                                                      mark the corresponding box
                                                      on the side of this card)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARE UNLESS YOU SIGN AND RETURN THIS CARD, OR VOTE BY TELEPHONE OR THE INTERNET.
--------------------------------------------------------------------------------

[X]          Please mark your votes as in this example.                   [6811]

             THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

--------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR COMPANY PROPOSALS 1, 2, AND 3.
--------------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS (SEE REVERSE)  FOR [   ]    WITHHELD [   ]

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

______________________________________________________

2.  ADOPTION OF THE AES CORPORATION     FOR [   ]    WITHHELD [   ]
         2001 STOCK OPTION PLAN

3.  ADOPTION OF THE AES CORPORATION
         2001 DIRECTORS PLAN            FOR [   ]    WITHHELD [   ]


    Change of Address/
    Comments on Reverse Side        [    ]

    All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

    Please sign exactly as name appears herein, Joint owners should each sign.

    When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


-------------------------------------------------------

-------------------------------------------------------
Signatures (s)                 Date





TELEPHONE AND INTERNET VOTING INSTRUCTIONS

You may use the telephone or the internet, 24 hours a day, 7 days a week, to vote. However, to ensure that your vote will be counted, please cast your internet or telephone vote before midnight on April 18. To access the telephone or internet voting instruction system, you must use the control number printed in the box above.

1. To vote over the telephone: Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683).

2. To vote over the internet: Log on to the internet and go to the web site http://www.eproxyvote.com/aes

Using the telephone or internet voting instruction system has the same effect as giving voting instructions by marking, signing, dating and returning your paper Proxy Card. If you use the telephone or Internet voting instruction system, there is no need for you to mail back your Proxy.